Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement Nos. 333-75762, 333-130651, 333-159918, 333-211908, 333-218273, 333-238628 and 333-255878 on Form S-8 of our reports dated February 24, 2023 relating to the financial statements of Bunge Limited and the effectiveness of Bunge Limited's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Bunge Limited for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

St. Louis, Missouri

November 1, 2023